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                                                                 EXHIBIT 23.7 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated November 20, 1993, with respect to the financial statements of Excellence, Inc. included in the Joint Proxy Statement of Curaflex Health Services, Inc., HealthInfusion, Inc., Medisys, Inc. and T2 Medical, Inc. collectively, Coram Healthcare Corporation, which is made a part of the Registration Statement (Form S-4) and Prospectus of Coram Healthcare Corporation.

                                                  /s/  ERNST & YOUNG
                                                      Ernst & Young

Tampa, Florida
June 3, 1994